                                                                   EXHIBIT 10.YY



February 12, 2000

John Lyons
66 Vine Road
Larchmont, NY  10538

Dear John:

This letter evidences the agreement between you and CompuCom Systems, Inc. ("CompuCom"), effective as of the date of your acceptance as indicated by your signature on the last page hereof, as to the following matters:

     1.   Termination of Employment:  Effective as of the close of business on
          --------------------------
          January 14, 2000, you resigned your position as an officer of CompuCom. You and CompuCom mutually, willingly and voluntarily terminated your employment relationship effective January 14, 2000.

          (a)  Continuation Pay: Subject to the limitations of, and in
               ----------------
               consideration of this agreement, you will receive payments of $10,576.92 bi-weekly through January 14, 2001. All future payments in consideration of this agreement will cease immediately upon your accepting employment of any kind with any company considered to be a competitor of CompuCom and will also cease if you become an owner or shareholder (more than 5%), director, lender or consultant to any entity considered to be a competitor of CompuCom. It is your responsibility to notify CompuCom when you obtain a new position. You further agree not to disparage or otherwise criticize CompuCom, its officers, directors, employees, shareholders, affiliates, agents or representatives.

          (b)  Stock Options: All unvested stock options will be terminated as
               -------------
               of January 14, 2000.

     2.   Benefits:  Current medical and dental insurance benefits will extend
          --------
          through January 14, 2001 or until alternate employment is obtained and medical and dental coverage is available through a new employer. All other benefits will end January 14, 2000.

     3.   COBRA: Commencing January 14, 2001, you may elect to continue your
          -----
          medical insurance through COBRA for up to eighteen (18) months. CompuCom will provide you with the forms pursuant to which you can elect to continue this coverage. If you elect to continue your current medical coverage through COBRA, you will be responsible for paying the cost of such continuing coverage.

     4.   Solicitation of CompuCom Employees:  In consideration of this
          ----------------------------------
          agreement, you agree that for a period of one year following the termination date, you will not, either voluntarily or otherwise, for yourself or on behalf of any other person, partnership or corporation, solicit for employment or employ any employee of CompuCom or any of its affiliates.

Page 2
January 24, 2000
John Lyons



     5.   Solicitation of CompuCom Customers: Until after January 14, 2001, one
          ----------------------------------
          year after the termination of my employment, I agree that I will not directly or indirectly solicit, entice or induce any Customer to become a client, customer, OEM distributor or reseller of any other person, firm or corporation with respect to products and/or services then sold or under development by CompuCom or to cease doing business with CompuCom, and I shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person. For purposes of this paragraph, Customer means any person or entity which at the time of termination shall be, or shall have been within two (2) years prior to such time, a client, customer, OEM, distributor or reseller of the company or any current customer of CompuCom, including customers acquired in the TASD acquisition and those TASD customers currently on the "Protected List".

     6.   Confidential Information: You recognize and agree that documents,
          ------------------------
          files, records, data and other information developed and acquired by CompuCom and its affiliates as to which you have had access constitute "trade secrets" under applicable law and that under no circumstances or for any reason will you utilize such confidential business information, and such confidential business information shall remain the sole property of CompuCom and its affiliates. You further agree to keep confidential and not use or disclose to any third party without the prior written consent of CompuCom any confidential information known or possessed by you pertaining to CompuCom, its past and present officers, directors, agents, employees, attorneys, representatives, affiliates, predecessors, successors and assigns, if any, including, without limitation all documents, memoranda, records, reports, notes, notebooks, manuals, business plans, data, written information, computer information, tapes, film and other material of any kind containing or comprising confidential information in your possession or control, all of which you acknowledge to be the exclusive property of CompuCom and agree to deliver to CompuCom on or prior to the effective date of this Agreement.

     7.   Release:  You do hereby for yourself and for your heirs,
          --------
          representatives, executors, administrators, successors and assigns irrevocably and unconditionally waive, release and forever discharge CompuCom and its past, present and future officers, directors, agents, employees, attorneys, representatives, affiliates, predecessors, successors and assigns, if any, together with any employee benefit plan sponsored by any such person, corporation or other entity, and any fiduciary of any such employee benefit plan (hereinafter referred to as "Releasees"), and each of them, from any and all claims, obligations, rights of action, suits, agreements, damages, attorneys' fees, costs and all other liabilities of any kind or description whatsoever, either in law or in equity, whether known or unknown, suspected or unsuspected, from the beginning of time to the date of execution hereof. This release specifically includes, but is not limited to, all claims arising out of or related in any manner to your employment with CompuCom or any of its affiliates, your claims, if any, under Title VII of the Civil Rights Act of 1964 (42 U.S.C.
          (S)2000(e), et seq), the Age Discrimination in Employment Act of 1967,
                      -- ---
          as amended (29 U.S.C. (S) 621, et seq) (the "ADEA"), including the
                                         -- ---
          Older Workers' Benefits Protection Act of 1990 amendment to the ADEA, the Americans With Disabilities Act of 1990 (42 U.S.C. (S) 12101, et
                                                                            --
          seq), the Employee Retirement Income Security Act (29
          ----

Page 3
January 24, 2000
John Lyons



          U.S.C. (S) 1140), and the Texas Commission on Human Rights Act (as codified in the Texas Labor Code), or any claim for wrongful discharge or other violation of public policy, or any claim for breach of contract, or for claims for alleged libel, slander, or defamation of character, or any other claim based on your employment. You further agree not to file a claim or suit of any kind against CompuCom, or any of its affiliates, their respective officers, agents or representatives, past or present, relating to your employment or to participate voluntarily in any employment related claim brought by any party against CompuCom or any of its affiliates. You expressly acknowledge that you are unaware of any fact that would provide a basis for any claim, liability or cause of action against Releases that you are waiving and releasing under this Section .

     8.   No Compensation Owing:  You expressly acknowledge that, as of the date
          ----------------------
          of this letter, you have received all wages, commissions and/or other compensation of any kind owed to you by CompuCom except as otherwise
                                                           -------------------
          provided for in this letter.  Additionally you agree that as of the
          ----------------------------
          effective date of this agreement, all CompuCom property, including computer hardware, software, pagers, cell phones, keys, access badges, travel cards, credit cards, etc. has been returned to CompuCom and will not be used by you and that any debt owed to CompuCom by you has been settled. You also expressly acknowledge that all confidential information of any kind has been returned to CompuCom and that you have not retained paper copies, data files, electronic data, etc. of any CompuCom proprietary or confidential information.

     9.   Non-Disclosure:  You agree that you will not disclose, other than
          --------------
          under mandate of a court of competent jurisdiction or governmental agency, to any person other than confidentially to your immediate family, financial advisor and attorney any provision of this letter.

     10.  Binding Effect:  The terms of this letter shall be binding upon you,
          --------------
          your heirs, beneficiaries, administrators, executors, successors and assignees and upon CompuCom and its respective successors and assignees.

     11.  Entire Agreement: The terms of this letter constitute the entire
          -----------------
          agreement of the parties regarding the subject matter hereof, and any and all prior and contemporaneous statements, representations, negotiations, commitments or agreements, oral or written, relating to the subject matter contained in this letter are merged herein and superseded hereby and are of no legal force or effect whatsoever.

Page 4
January 24, 2000
John Lyons



     12.  Miscellaneous:
          --------------

          (a) You acknowledge that the terms of this letter not only are understandable, but that they are fully understood by you.

          (b) You acknowledge that you have 21 days to review this agreement before executing; that CompuCom advised you in writing to consult with an attorney before executing this letter; that you had an adequate opportunity to review this letter with an attorney, that you fully understand its terms; that you were not coerced into signing this letter, and that you have signed this letter knowingly and voluntarily.

          (c) In order to revoke the terms of this letter, you must notify Dave Loeser, Sr. VP Human Resources, of CompuCom, in writing, of your decision to revoke; and such notice must be received within 7 days of the execution date of this agreement.

If this letter correctly sets forth our agreements with respect to the subject matter hereof, please indicate your acceptance in the space provided below and return one copy to Dave Loeser whereupon it shall constitute a binding agreement between you and CompuCom. If this letter is not executed by you and delivered to CompuCom on or before Monday, February 7, 2000 the provisions hereunder shall be null and void, having no force or effect.

Sincerely,


COMPUCOM SYSTEMS, INC.                                   ACCEPTED AND AGREED TO


By: /s/David A. Loeser                                   /s/John Lyons
    -------------------                                  ----------------------
                                                         John Lyons
the 24th day of January, 2000


Its: Sr. Vice President, Human Resources           Date:  February 4, 2000